UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 26, 2023

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

5335 Gate Parkway
Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-6350
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2023, the Board of Directors of Dun & Bradstreet Holdings, Inc. (“DNB” or the “Company”) adopted a resolution increasing the size of the Company’s Board of Directors to eleven, and elected Kirsten M. Kliphouse to serve on our Board of Directors. Ms. Kliphouse’s term as a member of our Board of Directors will expire at the annual meeting of our shareholders to be held in 2024. Ms. Kliphouse has not been appointed to any committee of our Board.

Ms. Kliphouse, who is 57, served as President of Google Cloud Americas, where she was responsible for leading and growing the sales, go-to-market, customer engagement, channel and services organizations, from March 2022 until her retirement in July 2023. At Google Cloud, she also served as the Global Chair of the Aspiring Leadership Academy and Women@GoogleCloud. Previously, Ms. Kliphouse served as President of the North American division of Google Cloud from July 2019 until March 2022. Ms. Kliphouse has also served as a director of Laboratory Corp. of America Holdings since October 2022.

Prior to Google Cloud, Ms. Kliphouse was Senior Vice President at Red Hat, Inc., a subsidiary of International Business Machines Corporation, from January 2018 to June 2019; Chief Executive Officer of Yardarm Technologies, a hardware and software solutions company, from February 2017 to December 2017; and founder and Chief Executive Officer of Scaling Ventures, a technology investment and advisory firm. Prior to her position at Yardarm, Ms. Kliphouse spent more than 25 years at Microsoft, Inc., where she was part of the executive leadership team and held numerous executive positions in Enterprise Sales, Original Equipment Manufacturers (OEM), Partner and Channels, and as Corporate Vice President of Customer Support, Success and Professional Services, during which she led more than 10,000 employees globally. Ms. Kliphouse is a recipient of the Microsoft Founders Award for her superior leadership and contributions to the business. Ms. Kliphouse holds a degree in Computer Information Sciences and Business from Muhlenberg College.

Ms. Kliphouse is not a party to any related party transactions with the Company. She will receive customary compensation paid to our non-employee directors.

Item 8.01. Other Events

On July 26, 2023, DNB issued a press release announcing Ms. Kliphouse’s election to the Board of Directors. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release announcing the appointment of Kirsten M. Kliphouse to the Dun & Bradstreet Holdings, Inc. Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt
Joe A. Reinhardt
Chief Legal Officer
Date:	July 26, 2023